Exhibit 23(a)




Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20797 and the Post
Effective Amendment No. 1 to said Registration Statement) pertaining to the Computer Associates Savings Harvest Plan of Computer Associates International, Inc. and in the related prospectus of our report dated July 15, 1994 with respect to the financial statements and schedules of the Computer Associates Savings Harvest Plan included in this
Annual Report (Form 11-K) for the year ended March 30,
1994.




                                      Ernst & Young LLP


New York, New York
August 31, 1994